Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

We, Larry M. Hutchison, Co-CEO of Torchmark Corporation, Gary L. Coleman, Co-CEO of Torchmark Corporation and Frank M. Svoboda, Chief Financial Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 8, 2012
/s/ Larry M. Hutchison
Larry M. Hutchison
Co-CEO

/s/ Gary L. Coleman
Gary L. Coleman
Co-CEO

/s/ Frank M. Svoboda
Frank M. Svoboda
Chief Financial Officer